SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2013, Heritage Bank (the “Bank”), the Registrant’s wholly owned subsidiary, entered into an employment agreement with Keith Bennett which provides for a base salary of $172,824 per annum, plus a $5,000 annual award of restricted stock. Mr. Bennett may participate with other members of senior management in discretionary bonuses and in any fringe benefits that may become available and are commensurate with the responsibilities and functions to be performed by Mr. Bennett, including fee incentive payments in accordance with the current incentive plan available to the Bank’s lending officers.

The employment agreement is for a four year term. The employment agreement provides for a full payment of the employee’s base salary in the event of a change of control of the Registrant (as defined in the agreement), subject to certain limitations.

A copy of Mr. Bennett’s employment agreement with the Bank is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1 Employment Agreement, dated April 25, 2013, by and between Keith Bennett and Heritage Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: April 29, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer